Exhibit 99.3

        Instructions to Registered Holders and/or
Book-entry Transfer Facility Participant
from Beneficial Owner
of
Southern Copper Corporation
6.375% Notes due 2015 and
7.500% Notes due 2035

To Registered Holders and/or Participant of the Book-Entry Transfer Facility:

        The undersigned hereby acknowledges receipt of the prospectus, dated            , 2005, of Southern Copper Corporation and accompanying letter of transmittal, that together constitute Southern Copper Corporation's offer to exchange up to U.S.$200,000,000 aggregate principal amount of 6.375% notes due 2015 and up to U.S.$600,000,000 aggregate principal amount of 7.500% notes due 2035, which have been registered under the Securities Act of 1933, as amended (the "New Notes"), of Southern Copper Corporation, for a like aggregate principal amount of 6.375% notes due 2015 and 7.500% notes due 2035 (the "New Notes"), respectively, of Southern Copper Corporation.

        This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the Old Notes held by you for the account of the undersigned.

        The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

        [    ]

        With respect to the exchange offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

        [    ] To tender all of the Old Notes held by you for the account of the undersigned.

        [    ] To tender the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED (IF ANY)):

        [    ] NOT to tender any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the New Notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of the New Notes, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such New Notes, (4) the undersigned is not an "affiliate" of Southern Copper Corporation within the meaning of Rule 405 under the Securities Act of 1933, as amended, and (5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If any Holder or any other person, including the undersigned, is an "affiliate," as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the notes to be acquired in the Exchange Offer, the Holder or any other person, including the undersigned: (i) may not rely on applicable interpretations of the staff of the SEC; and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for New

Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Old Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of Old Notes held for the undersigned's account will be tendered unless otherwise specified above.

        The undersigned hereby represents and warrants that the undersigned (1) owns the notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the Old Notes and to acquire exchange notes issuable upon the exchange of such tendered notes, and that, when the same are accepted for exchange, Southern Copper Corporation will acquire good and marketable title to the tendered notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction of any kind.

  SIGN HERE

Signature(s)
Date:
Name of beneficial owner(s):	(Please Type or Print)
Address:
(Including Zip Code)
Telephone Number:
(Taxpayer Identification or Social Security Number(s))